UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

2000 Ponce de Leon Boulevard
Suite 500
Coral Gables, FL 33134
           (Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously disclosed, on April 4, 2013, Hemisphere Media Group, Inc., a Delaware corporation (the “Company”), completed the series of mergers contemplated pursuant to the Agreement and Plan of Merger, dated as of January 22, 2013, by and among the Company, Hemisphere Merger Sub I, LLC, a Delaware limited liability company (“WAPA Merger Sub”), Hemisphere Merger Sub II, Inc., a Delaware corporation (“Azteca Merger Sub”), Hemisphere Merger Sub III, Inc., a Delaware corporation (“Cine Merger Sub”), Azteca Acquisition Corporation, a Delaware corporation (“Azteca”), InterMedia Español Holdings, LLC, a Delaware limited liability corporation (“WAPA”) and Cine Latino, Inc., a Delaware corporation (“Cinelatino”) (the “Merger Agreement”), providing for the merger of Azteca Merger Sub with and into Azteca, the merger of WAPA Merger Sub with and into WAPA and the merger of Cine Merger Sub with and into Cinelatino (collectively, the “Transaction”)

The Transaction was accounted for by applying the acquisition method pursuant to ASC Topic 805-10, “Business Combinations—Overall.”  As disclosed in the Company’s registration statement on Form S-4 (File No. 333-186210), WAPA was the accounting acquirer in the Transaction.

WAPA’s Financial Statements and Management’s Discussion and Analysis of Financial Condition for the Three Months Ended March 31, 2013 are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	InterMedia Español Holdings, LLC Financial Statements and Management’s Discussion and Analysis of Financial Condition for the Three Months Ended March 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2013
HEMISPHERE MEDIA GROUP, INC.

By:	/s/ Craig D. Fischer
Craig D. Fischer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	InterMedia Español Holdings, LLC Financial Statements and Management’s Discussion and Analysis of Financial Condition for the Three Months Ended March 31, 2013